As filed with the Securities and Exchange Commission on December 17, 2015
Registration No. 333-189686
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Homeowners of America Holding Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware	6331	57-1219329

(State or Other	(Primary Standard Industrial	(I.R.S. Employer
Jurisdiction of Incorporation or	Classification Code Number)	Identification Number)
Organization)

Homeowners of America Holding Corporation
1333 Corporate Drive, Suite 325
Irving, TX  75038
(972) 607-4241

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal
Executive Officers)
_______________________________________________

Spencer W. Tucker
President and Chief Executive Officer
Homeowners of America Holding Corporation
1333 Corporate Drive, Suite 325
Irving, TX 75038
(972) 607-4241

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Mark Goglia, Esq.
Goglia Howard PLLC
12221 Merit Drive, Suite 1630
Dallas, TX  75251
(214) 975-3940
_______________________________________________
       Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 Exchange Act.(Check one)

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated files (Do not check if a smaller reporting company)	☒ Smaller reporting company

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 5 to Form S-1 relates to the Registration Statement (Registration No. 333-189686) (the "Registration Statement") of Homeowners of America Holding Corporation (the "Company") initially filed with the Securities and Exchange Commission on November 8, 2012 and which was declared effective on August 9, 2013. Pursuant to the Registration Statement, the Company registered the resale of 15,831,140 of the Company's shares of common stock held by certain stockholders (the "Securities").

In accordance with the Company's undertaking in Part II, Item 17(3) of the Registration Statement, the Company is filing this Post-Effective Amendment No. 5 to Form S-1 to remove from registration all of the Securities remaining unsold under the Registration Statement and to terminate the effectiveness of the Registration Statement as of the date this post-effective amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on December 17, 2015.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

By:	/s/ Spencer Tucker
Name:	Spencer Tucker
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Spencer Tucker	Chief Executive Officer	December 17, 2015
Spencer Tucker	(Principal Executive Officer)

/s/ Michael Rosentraub	Chief Financial Officer (Principal Financial Officer	December 17, 2015
Michael Rosentraub	and Principal Accounting Officer)

*	Director	December 17, 2015
Frederick S. Hammer

*	Director	December 17, 2015
Brett G. Baris

*	Director	December 17, 2015
James F. Leary

*	Director	December 17, 2015
Richard L. Viton

*	Director	December 17, 2015
Andrew S. Lerner

*By:	/s/ Spencer Tucker
Spencer Tucker
Attorney-in-fact
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